Exhibit 99.B(d)(1)(iii)

June 11, 2008

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Pursuant to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund, Inc. and ING Investments, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Corporate Leaders 100 Fund (the “Fund”), a newly established series of ING Series Fund, Inc., effective June 11, 2008.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing as indicated on the Amended and Restated Schedule A of the Agreement.  The Amended and Restated Schedule A, with the annual investment management fees indicated for the Fund, is attached hereto.

The Amended and Restated Schedule A has also been updated to reflect: 1) the name change of ING Global Income Builder Fund into ING Global Target Payment Fund, 2) the removal of ING Growth Fund because this fund recently merged into ING Opportunistic LargeCap Fund, and ING International Equity Fund because this fund recently merged into ING Index Plus International Equity Fund, and 3) the updated investment management fees for ING Strategic Allocation Conservative Fund, ING Strategic Allocation Growth Fund and ING Strategic Allocation Moderate Fund as reflected in the Second Amendment to the Amended Investment Management Agreement.

Please signify your acceptance to act as Manager for the Fund by signing below where indicated.

Very sincerely,
/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.

ACCEPTED AND AGREED TO:

ING Investments, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

AMENDED AND RESTATED SCHEDULE A

with respect to the

AMENDED INVESTMENT MANAGEMENT AGREEMENT

between

ING SERIES FUND, INC.

and

ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of daily net assets)

Brokerage Cash Reserves		0.200% on first $1 billion 0.190% on next $2 billion 0.180% over $3 billion

ING 130/30 Fundamental Research Fund		0.800% on first $500 million 0.750% on next $500 million 0.700% over $1 billion

ING Balanced Fund		0.750% on first $500 million 0.675% on next $500 million 0.650% over $1 billion

ING Corporate Leaders 100 Fund	June 11, 2008	0.400% on all assets

ING Global Target Payment Fund	June 18, 2008	0.08% on all assets

ING Global Science and Technology Fund		1.050% on first $500 million 1.025% on next $500 million 1.000% over $1 billion

ING Growth and Income Fund		0.700% on first $250 million 0.650% on next $250 million 0.625% on next $250million 0.600% on next $1.25 billion 0.550% over $2 billion

ING Index Plus LargeCap Fund		0.450% on first $500 million 0.425% on next $250 million

Series	Effective Date	Annual Investment Management Fee
(as a percentage of daily net assets)

0.400% on next $1.25 billion 0.375% over $2 billion

ING Index Plus MidCap Fund		0.450% on first $500 million 0.425% on next $250 million 0.400% on next $1.25 billion 0.375% over $2 billion

ING Index Plus SmallCap Fund		0.450% on first $500 million 0.425% on next $250 million 0.400% on next $1.25 billion 0.375% over $2 billion

ING Money Market Fund		0.400% on first $500 million 0.350% on next $500 million 0.340% on next $1 billion 0.330% on next $1 billion 0.300% over $3 billion

ING Small Company Fund		0.850% on first $250 million 0.800% on next $250 million 0.775% on next $250 million 0.750% on next $1.25 billion 0.725% over $2 billion

ING Strategic Allocation Conservative Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion

Underlying Funds 0.08%

Series	Effective Date	Annual Investment Management Fee
(as a percentage of daily net assets)

ING Strategic Allocation Growth Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion

Underlying Funds 0.08%

ING Strategic Allocation Moderate Fund		Direct Investments 0.800% on first $500 million 0.775% on next $500 million 0.750% on next $500 million 0.725% on next $500 million 0.700% over $2 billion

Underlying Funds 0.08%

ING Tactical Asset Allocation Fund	March 5, 2008	0.45% on all assets